EXHIBIT 10.21




                                                                            R-36
          LICENSE AGREEMENT made the 19th day of March, 1993


B E T W E E N:


                         SCORE GROUP, INC., a corporation incorporated under the laws of Delaware with offices at 924 Avenue J East, Grand Prairie, Texas, 75050 (the "Licensee")

                                                               OF THE FIRST PART


                         - and -



                         THE NATIONAL HOCKEY LEAGUE PLAYERS ASSOCIATION, an unincorporated association under the laws of Ontario, with offices at 1 Dundas Street West, Suite 2406, Toronto, Ontario, M5G 1Z3, (the "Licensor")

                                                              OF THE SECOND PART



WITNESSETH:

           WHEREAS, the Licensor is the owner of certain proprietary rights in and to the property described in Schedule "A" attached hereto (the "Property");

           AND WHEREAS, the Licensee desires to use the Property on or in association with the manufacture, packaging, offering for sale, sale, advertising, promotion, shipment and distribution (the "Exploitation") of certain products identified in Schedule

"C" attached hereto (the "Licensed Products") in the territory identified in Schedule "D" attached hereto (the "Licensed Territory");

           AND WHEREAS, the Licensor is willing to grant the Licensee such right to use the Property on the Licensed Products in the Licensed Territory in accordance with the terms and conditions recited herein.

           NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions herein contained, it is hereby agreed as follows:

1.    REPRESENTATIONS
      ---------------

      (a) The Licensor represents that it has been duly appointed and is acting on behalf of all active hockey players of the National Hockey League ("NHL") who have entered into a Group Licensing Authorization Agreement with the Licensor, and that in such capacity it has the right to negotiate this Agreement and the right to grant the rights described herein.

      (b) The Licensor further represents that the Licensor has not entered into and will not enter into any agreement, right or obligation which will prevent the Licensee from exercising the rights granted to the Licensee hereunder.

      (c) The Licensor represents that all Major Card Licenses (a "Major Card License" allows production of more than 20,000 equivalent cases (10,800 cards)) effective during the term of this Agreement will have a royalty rate of no less than ** on North American sales and annual guarantees of no less than ** U.S. and will be subject to the same number of brand and release restrictions as set out in Schedule C. Licensor further represents that no Major Card License shall have a more favorable royalty rate than Licensee on sales outside of North America. The Licensor further represents that, with the exception of Fleer Corp., all Major Card Licenses will contain the same other material terms and conditions set out in this

_______________
** Confidential information deleted.

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
Agreement. From time to time during the term of this Agreement, but no more than once per contract year, the Licensee shall have the right during reasonable business hours, and upon reasonable notice to the Licensor, to have an independent auditor examine the Licensor's Major Card Licenses for the purpose of verifying the Licensor's compliance with this paragraph 1(c). In the event a Major Card Licensee is granted a more favorable royalty rate than Licensee for a certain territory, Licensee's royalty rate shall be reduced to the equivalent of the more favorable rate for the same territory. Licensees new royalty rate shall be effective on the date such rate became effective with the Major Card Licensee.

      (d) The Licensor makes no further warranties or representations, other than those expressly made herein.

2.    GRANT
      -----

      (a) The Licensor hereby grants to the Licensee a non-exclusive, non-transferable, non-assignable license, without the right to grant sub-licenses, to use the Property solely on or in association with the Exploitation of the Licensed Products solely within the Licensed Territory (the "License"). Licensee agrees it will include at least one card in its Licensed Products for each of at least seventy-five percent (75%) of all active NHL players who have entered into a Group Licensing Authorization Agreement with the Licensor and it will not include the name or likeness of any individual NHL player on more than one percent (1%) of the total number of different cards in each set of Licensed Product without express written approval from Licensor.

      (b) The rights, licenses and privileges granted by the Licensor hereunder shall not constitute or be used by the Licensee as a personal testimonial or endorsement by all or any of the players or by the Licensor, of any Licensed Product or any other product or service. In the event that Licensee is interested in securing an individual player's personal endorsement, it is understood and acknowledged that such endorsement will require the personal approval of the individual player involved and a separate payment directly to him, independent of, and in addition to, all payments due to the Licensor under the terms of this Agreement.

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
      (c) Licensee acknowledges and agrees that with respect to current and former NHL players with whom Licensee may enter into endorsement, spokesperson or promotional agreements, Licensee agrees as follows:

        (i) Licensee may enter into an exclusive endorsement, spokesman or promotional agreement with an active NHL player (or player who has been under contract but has not yet announced his retirement), provided that the agreement shall include the following terms and conditions:

                "Exclusive shall mean that the player shall refrain from granting to any other manufacturer or distributor of hockey trading cards the endorsement, as a spokesman, of the player for use in advertising and/or promotion of trading cards or other licensed products. The parties acknowledge and agree that the Player's name and likeness may appear on the hockey trading cards and related products of other NHLPA-licensed manufacturers, that they will continue to do so, and that no such grant of rights with respect to any competing product shall constitute a breach of this Agreement."

                Licensee shall notify NHLPA prior to concluding an agreement and provide a copy of the agreement to NHLPA within five days of execution.

       (ii) Licensor acknowledges and agrees that Licensee may enter into an agreement with a former NHL player on an exclusive basis as to endorsement, spokesperson or promotion rights. Licensee acknowledges and agrees that if this former NHL player re-enters the NHL to again become an active player, Licensee shall be bound, with respect to such player, to the provisions of sub-paragraph (i) above.

                Licensee shall notify NHLPA prior to concluding an agreement and provide a copy of the agreement to NHLPA within five days of execution.

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

      (d) Nothing contained in sub-paragraph (b) above shall prevent the Licensee from utilizing the names and/or likenesses of the players in a non-endorsement and/or non-testimonial manner in connection with the packages, cartons, advertising, point of sale and/or promotional materials for the Licensed Products (the "Promotional and Packaging Materials") or require any separate payment in connection therewith, provided that, unless specifically authorized in advance by the Licensor in writing, the names and/or likenesses of a minimum of eight (8) such players are utilized with equal prominence on the Promotional and Packaging Materials for all Licensed Products during the Term of this Agreement; and the Licensee agrees to rotate the players who are so utilized in connection with such materials so as not to highlight any particular player or group of players to the exclusion of others.

      (e) Licensee shall have no right to sell the Licensed Products in combination with, or to include in the same package or container with the Licensed Products, any item or product, whether of a nature similar to or different from the Licensed Products, which does not employ the Property and which has not been specifically approved by Licensor in advance in writing.

      (f) The Licensee agrees and acknowledges that any NHL player may elect to be excluded from this Agreement provided that the Licensor agrees that in each year of the Term not less than seventy-five percent (75%) of the active NHL players on the official NHL All-Star Team will be included as part of this Agreement, failing which the Guaranteed Minimum Annual Royalty for that year shall be reduced in the ratio that the actual percentage of active NHL players on the All-Star Team that year included in this Agreement is to seventy-five
(75). By way of example, if only seventy percent (70%) of the active NHL players on the All-Star Team are included in this Agreement, the Guaranteed Minimum Annual Royalty for that year shall be adjusted as follows:

           70 divided by  75 x Guaranteed Minimum Annual Royalty.

In addition to the provisions set forth above, in the event the general quantity and quality of the players included as part of


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
this Agreement in any contract year are not consistent with the general quantity and quality of the players included in the immediately preceding contract year, the Licensor and the Licensee shall enter into good faith discussions to determine whether an adjustment of the Guaranteed Minimum Annual Royalty is appropriate.

      (g) The Licensor makes no representation that it has the authority to grant nor does it grant herein, the right to utilize team or league symbols, insignias or logos. Accordingly, it is understood by the parties hereto that if likenesses of players depicting any such team or league material is to be utilized in the exercise of the license granted hereunder, it will be the responsibility of the Licensee to obtain permission for the use of such material.

      (h) The License granted herein includes finished Licensed Products packaged for retail sale only and does not include the right to sell Licensed Products in unfinished state or in bulk quantities unless otherwise approved by Licensor in advance in writing.

      (i) All rights not expressly granted to the Licensee in this Agreement are specifically reserved to the Licensor.

3.    TERM
      ----

           The Term of this Agreement shall extend from July 1, 1993 to June 30, 1998 (the "Term") unless earlier terminated in accordance with the provisions hereof.

4.    ROYALTY PAYMENT
      ---------------

      (a) The Licensee agrees to pay the Licensor a Royalty of ** based on Net Sales of the Licensed Products by the Licensee. Such Royalties shall accrue when the Licensed Products are sold, shipped, distributed, billed or paid for, whichever occurs earliest.

__________________
** Confidential information deleted.








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


      (b) Royalty payments shall be made by the Licensee to the Licensor on all Licensed Products sold, shipped or distributed by the Licensee, less only quantity discounts and returns, based upon the Licensee's usual net sales price for such Licensed Products sold to third parties (who are not affiliated in any way with Licensee) in the course of the Licensee's normal distribution, shipment and sales activities.

      (c) Where the billed price for any Licensed Products is less than the usual net sales price for such Licensed Products sold to third parties in the course of the Licensee's normal distribution, shipment and sales activities, the Royalty payments shall be based upon the Licensee's usual net sales price.

      (d) The Licensee further agrees to pay the Licensor a non-refundable, minimum guaranteed annual royalty of ** for its use of the rights licensed hereunder during each year of the Term (the "Guaranteed Minimum Annual
Royalty").   The Guaranteed Minimum Annual Royalty shall be paid as follows:

             (i)        ** by July 2, 1993;

            (ii)        ** by October 15,

           (iii)        ** by December 15,

            (iv)        ** by February 15,

             (v)        ** by April 15,

            (vi)        ** by July 15, 1994;

           (vii)        ** by October 15,

          (viii)        ** by December 15,

            (ix)        ** by February 15,

______________
**  Confidential information deleted.






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
             (x)        ** by April 15,

            (xi)        ** by July 15, 1995;

           (xii)        ** by October 15,

          (xiii)        ** by December 15,

           (xiv)        ** by February 15,

            (xv)        ** by April 15,

           (xvi)        ** by July 15, 1996;

          (xvii)        ** by October 15,

         (xviii)        ** by December 15,

           (xix)        ** by February 15,

            (xx)        ** by April 15,

           (xxi)        ** by July 15, 1997;

          (xxii)        ** by October 15,

         (xxiii)        ** by December 15,

          (xxiv)        ** by February 15,

           (xxv)        ** by April 15,

      (e) The Guaranteed Minimum Royalty payments shall be made by the Licensee as specified above, whether or not the Licensee uses the rights licensed hereunder, and no part of such guaranteed payments shall be repayable to the Licensee except as specifically recited herein.

_______________
** Confidential information deleted.

      (f) Royalty payments based on Net Sales made during any year of this Agreement shall be credited against the Guaranteed Minimum Royalty due for the year in which such Net Sales were made. In no event shall any Royalties received in excess of the Guaranteed Minimum Royalty for the year in which Net Sales were made be used as a credit against past or future Royalty obligations of the Licensee nor shall any such excess be applied against the Guaranteed Minimum Royalty for any other year of this Agreement.

      (g) "Net Sales" shall mean gross sales less quantity discounts and returns actually credited, adjusted in accordance with sub-paragraph 4(b) hereof. No deductions shall be made for cash or other discounts, for commissions, for uncollectible accounts, for taxes, fees, assessments, impositions, payments or expenses of any kind which may be incurred or paid by the Licensee in connection with the Royalty payments due to the Licensor hereunder or in connection with a transfer of funds or Royalties or with the conversion of any currency into United States Dollars, or for any costs incurred in the Exploitation of the Licensed Products. If any tax is imposed on the Licensor by any country with respect to Royalties payable to the Licensor, the Licensee shall compute and pay the Royalties due to the Licensor hereunder on the basis of the gross amount involved before the deduction of any taxes. If the Licensee is required to withhold from any Royalty payment due to the Licensor in an amount representing taxes imposed on the Licensor pursuant to the laws of any country, the Licensee shall nevertheless have the obligation to make up the amount of said tax making its Royalty payment to the Licensor hereunder.

      (h) The Licensee represents to the Licensor that it is not a resident of Canada and has not registered in Canada for purposes of the Goods and Services Tax.

      (i) It is acknowledged that it is the preference of the Licensor to grant licenses for a term of no more than three (3) years. However, at the request of the Licensee, the Licensor is willing to and has granted the license herein for a term longer than three (3) years on the condition, and both parties so agree,




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
that after three (3) years of the Term, the Licensor may at its option upon notice to the Licensee re-open the issue of the royalty percentage provided for in paragraph 4(a) hereof. Forthwith after such notice, the parties shall discuss in good faith whether it is appropriate to amend such royalty percentage having regard to the then-current market conditions such as the royalty percentage then being charged by the Licensor to other trading card licensees and the royalty percentages being charged by other licensors in similar circumstances; provided that nothing herein shall in any way obligate the Licensee to agree to or pay a different royalty rate than that specified in this Agreement.

5.    STATEMENTS AND PAYMENTS
      -----------------------

      (a) The Licensee shall deliver to the Licensor promptly upon the 15th day of every month during the entire Term of this Agreement, and thereafter in accordance with paragraph 18 hereof, a complete and accurate statement in the form attached hereto as Schedule "F", certified to be accurate by an officer of the Licensee, showing the number, description and gross sales price, of the Licensed Products distributed or sold by the Licensee during the preceding calendar month ("Reporting Period") together with any returns made during the Reporting Period. Such statements shall be furnished to the Licensor whether or not any of the Licensed Products have been purchased during the Reporting Period for which such statement is due. Further, the Licensee shall pay to the Licensor on or before the 15th day of every month during the entire Term of this Agreement, all Royalties earned under the terms hereof for the Reporting Period. The receipt or acceptance by the Licensor of any statement or of any Royalty paid hereunder (or the cashing of any Royalty check paid hereunder) shall not preclude the Licensor from questioning the correctness thereof at any time, and in the event that any inconsistencies or mistakes are discovered in connection therewith, they shall immediately be rectified and the appropriate payment made by the Licensee to the Licensor.

      (b) Time is of the essence with respect to all payments to be made hereunder by the Licensee. Interest at a rate of the lesser of one and one-half percent (1.5%) per month, or the maximum rate


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
allowed by law, shall accrue on any amount due the Licensor hereunder from and after the date upon which the payment is due until the date of receipt of payment.

      (c) All payments made hereunder with respect to sales within Canada and the United States shall be in United States currency. All payments made hereunder with respect to sales outside Canada and the United States shall be calculated in accordance with sub-paragraph (d) and shall be in United States currency.

      (d) If the Licensed Territory includes countries outside the United States and Canada, the statement shall be broken down by countries and all Net Sales shall be stated in the currency of the country where they were made, followed by the equivalent amount of such Net Sales in United States currency, followed by the exchange rate applied.

      (e) All transactions under this Agreement, including without limitation, all payments of Royalties and all notices, reports, statements, approvals and other communications, shall be with or made payable in the name of the Licensor, or its designated assigns, if applicable.

6.    BOOKS AND RECORDS/AUDIT
      -----------------------

      (a) The Licensee agrees to keep accurate books of account and records at its principal place of business covering all transactions relating to the license being granted herein. The Licensor or any duly authorized representative shall have the right, at all reasonable hours of the day and upon three (3) business days' notice, to audit the Licensee's books of account and records and all other documents and material in the possession or under the control of the Licensee with respect to the subject matter and the terms of this Agreement and to make copies and extracts thereof. Licensor agrees not to disclose information obtained from audit to any other Licensees of Licensor. In the event that any such audit reveals an underpayment by the Licensee, the Licensee shall immediately remit payment to the Licensor in the amount of such underpayment plus interest calculated at the rate of the lesser of one and one-half percent (1.5%) per month, or the maximum rate allowed by

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
law, compounded daily, calculated from the date such payment(s) were actually due until the date when such payment is, in fact, actually made. Further, in the event that any such underpayment is greater than two percent (2%) of the royalties due for any Reporting Period, the Licensee shall reimburse the Licensor for the costs and expenses of such audit.

      (b) Upon demand by the Licensor, but not more than once each year, the Licensee shall, at its own cost, furnish the Licensor with a detailed statement, prepared by an independent certified public accountant of the Licensee's choice and approved by the Licensor, which approval shall not be unreasonably withheld, setting forth the number of Licensed Products manufactured during the time period extending from the date of any previous statement (or in the case of the first statement, the date of the commencement of this Agreement) up to and including the date of the statement and also setting forth the pricing information for all Licensed Products (including the number and description of the Licensed Products) shipped, distributed and sold by the Licensee during the aforementioned time period.

      (c) All books of account and records of the Licensee covering all transactions relating to the Licensee shall be retained by the Licensee for at least three (3) years after the expiration or termination of this Agreement, as the case may be, for possible inspection by the Licensor.

7.    QUALITY, NOTICES, APPROVALS, AND SAMPLES
      ----------------------------------------

      (a) A list of players to be included in the Property for purposes of this Agreement shall be established and, specifically subject to the provisions of paragraph 2(e) above, may be modified in the following manner:

             (i) The Licensee and the Licensor shall agree upon a list of players' names at least sixty (60) days prior to the start of each hockey season during the Term of this Agreement.

            (ii) The Licensor shall notify the Licensee from time to time of any NHL players who are added or excluded


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
                     from the Property for purposes of this Agreement and the Licensee shall use its best efforts to remove such players' cards from the set at the earliest possible time.

      (b) The quality of the Licensed Products as well as the quality of all Promotional and Packaging Material shall be at least as high as the best quality of similar products and promotional, advertising and packaging material presently shipped, distributed, sold or used by the Licensee in the Licensed Territory and shall be in full conformance with all applicable laws and regulations.

      (c) The Licensee may not Exploit any Licensed Product nor any Promotional and Packaging Material until it has received written approval of same in the manner provided herein from the Licensor. Such approval may be granted or withheld as the Licensor, in its sole discretion, may determine. Should the Licensor fail to approve in writing any of the submissions furnished to it by the Licensee within fourteen (14) days from the date of submission thereof, such failure shall be considered to be a disapproval thereof.

      (d) Before commencing or authorizing third parties to commence the design or development of Licensed Products or of Promotional and Packaging Material which have not been previously approved in writing by the Licensor, the Licensee shall submit at its own cost to the Licensor, for approval, a description of the concept of the same, including full information on the nature and function of the proposed item and a general description of how the Property and other material will be used thereon. The Licensee shall next submit at its own cost to the Licensor, for approval, complete layouts and descriptions of the proposed Licensed Products and

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
Promotional and Packaging Material showing exactly how and where the Property and all other art work and wording will be used. Thereafter, the Licensee shall submit at its own cost to the Licensor, for approval, pre-production models or prototype samples of the proposed Licensed Products and Promotional and Packaging Material. Finally, the Licensee shall submit at its own cost to the Licensor, for approval, actual production samples of the proposed Licensed Products and Promotional and Packaging Material (the "Production Samples"). The Licensee shall not proceed beyond any of the above stages where approval is required without first securing the prior express written approval of the Licensor.

      (e) The Licensee agrees that all Licensed Products and all Promotional and Packaging Material shall contain appropriate legends, markings and notices as required from time to time by the Licensor, in order to give appropriate notice to the consuming public of the Licensor's right, title and interest thereto. The Licensee agrees that, unless otherwise expressly approved in writing by the Licensor, each usage of the trademarks set forth in Schedule "B" (the "Trademarks") shall be followed by either the TM or the R Trademark Notice symbol, as directed by Licensor. Additionally, the Licensee shall place or cause to be placed the following legends at least once on each Licensed Product and on each piece of Promotional and Packaging Material:

           Copyright or (C) NHLPA (year - date) tm and R
           Designate Trademarks of Licensor and are used, under license, by Score Group, Inc.

provided that the Licensee may identify itself as the owner of the copyright in the Licensed Product.

      (f) The Licensee shall further imprint or cause to be imprinted on every Licensed Product and on each piece of Promotional and Packaging Material the logo of the Licensor, as illustrated in Schedule "E" of this Agreement, and also the following:

           "Officially Licensed Product of the National Hockey League Players Association".

      (g) Where patent protection is either pending or has been granted for any portion of the Property, the Licensee shall further include the appropriate patent notice on all Licensed Products and on all pieces of Promotional and Packaging Material.

      (h) The Licensee shall use no markings, legends or notices on or in association with the Licensed Products or on or in association with the Promotional and Packaging Material other








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
than those specified above or such other markings, legends or notices as may from time to time be specified by the Licensor, without first obtaining the Licensor's prior express written approval in the manner provided herein, which approval may not be unreasonably withheld.

      (i) Upon commencement of manufacture, shipment and distribution of the Licensed Products and Promotional and Packaging Material after all required approvals have been given by the Licensor, the Licensee shall submit, at its own cost, an additional five (5) sets of the aforementioned Production Samples of the Licensed Products and copies of all Promotional and Packaging Material to the Licensor.

      (j) The Licensor may, from time to time during the Term of this Agreement, require that the Licensee submit to the Licensor, at no cost to the Licensor, up to five (5) additional sets of Production Samples of the Licensed Products or the Promotional and Packaging Material for subsequent review of the quality of and copyright, patent and trademark usage and notice on same and for any other purpose that the Licensor, in its sole discretion, deems appropriate.

      (k) After the required approval of the Production Samples has been secured, the Licensee shall not depart therefrom in any respect without first obtaining the express prior written approval of the Licensor. The Licensee shall make submissions to the Licensor and obtain approvals in the manner required above each time new or revised concept, layouts, descriptions, art work, models, prototype samples or Production Samples are created, developed or adopted by or for the Licensee. It is acknowledged that the Licensor is approving of the Licensed Product and the Promotional and Packaging Material as part of its overall licensing program and may in its discretion refuse to consent to any change or modification to a Licensed Product or to the Promotional and Packaging Material even if such change or modification improves the quality or standard of the Licensed Product or the Promotional or Packaging Material.

      (l) To assure that the provisions of this Agreement are being observed, the Licensee agrees that it will allow the Licensor or



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
its designates to enter the Licensee's premises and use its best efforts to allow Licensor to enter the premises where the Licensed Products or the Promotional and Packaging Materials are being manufactured during regular business hours and upon not less than two (2) days notice, for the purpose of inspecting the Licensed Products and the Promotional and Packaging Material and the facilities in which the Licensed Products and Promotional and Packaging Material are being manufactured and in which the Licensed Products are being packaged.

      (m) In the event that the quality standards or trademark, patent and copyright usage and notice requirements hereinabove referred to are not met or maintained throughout the various stages of Exploitation of any Licensed Products hereunder, then, upon receipt of written notice from the Licensor, the Licensee shall immediately discontinue any and all of those stages of Exploitation of the Licensed Products in connection with which the said quality standards or trademark, patent and copyright usage and notice requirements have not been met.

      (n) The Licensee shall adhere to the Approvals Format set forth in Schedule "H" attached hereto. Requests for approvals shall be submitted sufficiently in advance to allow the Licensor the time provided in the Approvals Format within which to consider the request. Licensee may submit any number of approval requests at the same time and does not have to wait until a previous approval request has been answered before submitting a subsequent approval request. If the Licensee requests any approval (not including minor revisions resulting from partial disapproval of earlier approval request) on an expedited basis abridging the time for approvals set forth in the Approvals Format, subject to prior notice from the Licensor, such request shall be accompanied by a payment to the Licensor to help defray the extra costs of the Licensor in the amount of Seven Thousand Five Hundred Dollars ($7,500.00) if approval is required within twenty-four (24) hours of request, Five Thousand Dollars ($5,000.00) if approval is required within forty-eight (48) hours of request and Two Thousand Five Hundred Dollars ($2,500.00) if approval is required within seventy-two (72) hours of request. The Licensor may at its option comply with the Licensee's request for expedited approval but nothing herein, including receipt of the amounts

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
specified above, shall obligate or bind the Licensor to do so. If Licensor is unable to comply with Licensee's request for expedited approval, Licensor shall return the payment (or whatever portion thereof, for example where 24 hour request approved within 72 hours) made by Licensee for such expedited approval.

8.    OWNERSHIP OF RIGHTS
      -------------------

 (a) It is understood and agreed that the Licensor is the sole and exclusive owner of all right, title and interest in and to the Property.

      (b) Nothing contained in this Agreement shall be construed as an assignment to the Licensee of any right, title or interest in and to the Property or any part thereof, it being understood that all right, title and interest relating thereto are expressly reserved by the Licensor except for the rights that are expressly licensed hereunder.

      (c) No license as to any products other than with respect to the Licensed Products and only in the Licensed Territory is being granted hereunder and Licensor reserves for its own use, all rights of any kind whether now known or subsequently discovered other than the rights herein licensed to the Licensee. Licensee recognizes that Licensor may already have entered into, and may in the future enter into, license agreements with respect to the Property for products which fall into the same general product category as one or more of the Licensed Products and which may be similar to but not the same as one or more of the Licensed Products in terms of use, function, or otherwise, and the Licensee hereby expressly concedes that the existence of said licenses does not and shall not constitute a breach of this Agreement by the Licensor.

      (d) The Licensee shall not use the Licensor's name or the Property other than as permitted hereunder and, in particular, shall not incorporate the Licensor's name or the Property in the Licensee's corporate or business name in any manner whatsoever. The Licensee agrees that in using the Property, it will in no way represent that it has any rights, title or interest in or to the




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Property other than those expressly granted herein. The Licensee further agrees that it will not use or authorize the use, either during or after the Term of this Agreement of any configuration, trademark, trade name or other designation confusingly similar to the Licensor's name or the Property.

9.    GOODWILL AND PROMOTIONAL VALUE
      ------------------------------

      (a) The Licensee recognizes the value of the goodwill associated with the Property and acknowledges that the Property and all rights therein and the goodwill pertaining thereto, belong exclusively to the Licensor. The Licensee further recognizes and acknowledges that the Property has acquired secondary meaning in the mind of the public. The Licensee agrees that during any Term of this Agreement and thereafter, it will not attack the title of any rights of the Licensor in and to the Property or the validity of the license being granted herein.

      (b) The Licensee agrees that its use of the Property shall enure to the benefit of the Licensor and that the Licensee shall not, at any time, acquire any rights in or to the Property by virtue of any use it may make of the Property.

      (c) The Licensee acknowledges that the Licensor is entering into this Agreement not only in consideration of the Royalties paid hereunder but also for the promotional value to be secured by the Licensor in the Property as a result of the Exploitation of the Licensed Products by the Licensee. Accordingly, the Licensee acknowledges that its failure to Exploit the Licensed Products in accordance with the provisions of this Agreement or to fulfil the Licensee's obligations under the provisions thereof will result in immediate and irreparable damages to the Licensor in connection with the promotion of the Property and that the Licensor will have no adequate remedy at law for the failure by the Licensee to abide by such provisions of this Agreement. Accordingly, the Licensee agrees that in the event of any breach by the Licensee, the Licensor, in addition to all other remedies available to it hereunder, shall be entitled to injunctive relief against any such breach as well as such other relief as any court with jurisdiction may deem just and proper.

10.   TRADEMARK, PATENT, AND COPYRIGHT PROTECTION
      -------------------------------------------

      (a) The License granted hereunder is conditioned upon the Licensee's full and complete compliance with the provisions of the trademark, patent, and copyright laws of Canada and the United States and the foreign country or countries in the Licensed Territory. The Licensee agrees to keep records of and advise the Licensor when each of the Licensed Products is first sold in each country in the Licensed Territory.

      (b) The Licensor has the right, but not the obligation, to obtain at its own cost, appropriate trademark, patent, and copyright protection for the Property.

      (c) The Licensee shall cooperate with the Licensor in protecting and defending the Property. In the event that any claim or problem arises with respect to the protection of the Property in the Licensed Territory, the Licensee shall promptly advise the Licensor in writing of the nature and extent of same. The Licensor has no obligation to take any action whatsoever in the event that any claim or problem arises with respect to the protection of the Property. The Licensor shall have the election, however, to proceed with counsel of its own choice. Alternatively, the Licensor may, at the Licensor's own expense, have the Licensee proceed on its behalf with respect to any such claim or problem, provided, however, that the Licensor's prior express written permission shall be obtained by the Licensee prior to incurring any costs chargeable to the Licensor in connection therewith.

      (d) The Licensee agrees that it shall not any time apply for any copyright, trademark or patent protection which would affect the Licensor's ownership of any rights in the Property nor file any document with any governmental authority or take any other action which could potentially affect the Licensor's ownership of the Property, or aid or abet anyone else in doing so.

11.   INFRINGEMENTS
      -------------

      (a) The Licensee agrees to assist the Licensor in the enforcement of any rights of the Licensor in the Property. The Licensor, if it so desires, may commence or prosecute any claims or suits in its own name or in the name of the Licensee or join the Licensee as a party thereto. The Licensee agrees to notify the Licensor in writing of any infringements or imitations by third parties of the Property, the Licensed Products or the Promotional and Packaging Material which may come to the Licensee's attention. The Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringement or imitation. The Licensee agrees not to contact the third party, not to make any demands or claims, not to institute any suit nor take any other action on account of such infringements or imitations without first obtaining the prior express written permission of the Licensor, which permission shall not be unreasonably withheld. All costs and expenses, including attorneys' fees, incurred in connection with any suit instituted by the Licensee without the consent of the Licensor shall be borne solely by the Licensee.

      (b) With respect to all claims and suits, including suits in which the Licensee is joined as a party, the Licensor shall have the sole right to employ counsel of its choosing and to direct the handling of the litigation and any settlement thereof. The Licensor and Licensee shall share equally in all amounts awarded as damages, profits or otherwise in connection with such suits. All costs and expenses, including legal fees and disbursements, incurred in connection with any suit instituted by the Licensee shall be borne solely by the Licensee.

12.   INDEMNIFICATION
      ---------------

      (a) Licensee hereby agrees to be solely responsible for, defend, hold harmless and indemnify the Licensor and its directors, officers, employees and agents from and against any claims, demands, suits, losses, damages and expenses thereof (including reasonable attorneys' fees and disbursements) arising out of, or resulting from:

        (i)     the acts or omissions of Licensee;

       (ii)     breach of this Agreement by Licensee;

      (iii)     the use of team symbols, names, insignias, logos or marks;

       (iv) allegations of unauthorized use of any patent, process, idea, method, material or device by the Licensee relating to Licensee's design or Exploitation of the Licensed Products or the Promotional and Packaging Material; or

        (v) alleged defects in the Licensed Products or Promotional and Packaging Material or of any other products or services of the Licensee;

           Licensee shall be given prompt written notice of and shall have the right to undertake and conduct the defense of any such claim, demand, suit or cause of action. The Licensor shall have the right to defend any such claim, demand, suit or cause of action with attorneys of its own selection. In any instance to which the foregoing indemnities pertain, Licensee shall keep Licensor fully advised of all developments and shall not enter into a settlement of such claim or action without Licensor's prior written approval, which shall not be unreasonably withheld.

      (b) Licensor hereby agrees to be solely responsible for, defend, hold harmless and indemnify Licensee, its directors, officers, employees and agents from and against any losses, damages and expenses thereof (including reasonable attorneys' fees and disbursements) arising out of, or resulting from:

        (i) a judgment resulting from a claim that the use of the Property as authorized in this Agreement violates or infringes upon the trademark, copyright or other rights of a third party in or to the Property; or

       (ii)     a breach of this Agreement by Licensor.

           Licensor shall be given prompt written notice of and shall have the right to undertake and conduct the defense of any such claim, demand, suit or cause of action. The Licensee shall have the right to defend any such claim, demand, suit or cause of action with attorneys of its own selection. In any instance to which the foregoing indemnities pertain, Licensor shall keep Licensee fully advised of all developments and shall not enter into a settlement of such claim or action without Licensee's prior written approval, which shall not be unreasonably withheld.

13.   INSURANCE
      ---------

      (a) The Licensee shall, throughout the Term of this Agreement, obtain and maintain at its own cost and expense from a qualified insurance company acceptable to the Licensor acting reasonably, standard Product Liability Insurance, the form of which must be acceptable to the Licensor, naming the Licensor as an additional named insured. Such policy shall provide protection against any and all claims, demands and causes of action arising out of any defects or failure to perform, alleged or otherwise, of the Licensed Products or any material used in connection therewith or any use thereof. The amount of coverage shall be a minimum of Two Million Dollars ($2,000,000) combined single limit, with no deductible amount, for each single occurrence for bodily injury and for property damage. The policy shall provide for ten (10) days notice to the Licensor from the insurer by Registered or Certified Mail, return receipt requested, in the event of any modification, cancellation or termination. The Licensee agrees to furnish the Licensor a certificate of insurance evidencing same within thirty (30) days after execution of this Agreement and in no event shall the Licensee Exploit the Licensed Products prior to receipt by the Licensor of such evidence of insurance.

14.   EXPLOITATION BY THE LICENSEE
      ----------------------------

      (a) The Licensee agrees to commence distribution, shipment and sale of at least one brand of the Licensed Products in commercially reasonable quantities in North America by November 1, 1993.

      (b) The Licensee further agrees that during the entire Term of this Agreement, the Licensee will continue to diligently and continuously distribute, ship and sell the Licensed Products throughout North America and that it will use its best reasonable efforts to make and maintain adequate arrangements for the distribution, shipment and sale necessary to meet the demand for all such Licensed Products throughout North America. The Licensee further agrees to exercise all reasonable efforts to advertise and promote the Licensed Products at its own expense throughout the Term as widely as practicable within North America to the advantage and enhancement of the Property.

      (c) The Licensee agrees that the Licensed Products will be sold, shipped and distributed outright, at a competitive price that does not exceed the price generally and customarily charged in the particular trade, and not on an approval or consignment basis. The Licensee will not discriminate against the Licensed Products by granting commissions or discounts to salesmen, dealers or distributors in favor of Licensee's other products. The Licensee further agrees that the Licensed Products will only be sold to jobbers, wholesalers and distributors for sale, shipment and distribution to retail stores and merchants or to retail stores and merchants for sale, shipment and distribution direct to the public.

      (d) The Licensee agrees to provide Licensor, at least thirty (30) days before the release or distribution of any Licensed Products, with a written forecast of the projected sales of such Licensed Products.

      (e) The Licensee agrees to provide Licensor, free of charge and within seven (7) days of Licensee's initial shipment of the Licensed Products, one hundred (100) copies of each card in the entire set of cards produced by the Licensee pursuant to this License along with the equivalent of ten (10) cases (each case containing twenty (20) boxes with thirty-six (36) packs per box) of each of the Licensed Products.

      (f) The Licensee further agrees to sell to the Licensor, if requested to do so by the Licensor, up to ten (10) cases of each of said Licensed Products at fifty percent (50%) of Licensee's customary net selling price for such Licensed Product.

15.   PREMIUMS, PROMOTIONS AND SECONDS
      --------------------------------

      (a) The Licensee shall not utilize or license third parties to utilize any of the Licensed Products in connection with any premium, giveaway, mail order, sales at arenas, promotional arrangement or fan club without the prior written approval of the Licensor.

      (b) Except where their trading card requirements are previously satisfied, the Licensor shall refer and recommend its trading card licensees to actual and potential promotional licensees seeking to employ trading cards in their promotions. The Licensor shall further provide its trading card licensees with notification of the issuance of promotional licenses which authorize the use of trading cards in promotional activities.

      (c) The Licensee agrees not to offer for sale, sell, ship, advertise, promote, distribute or use for any purpose whatsoever or to permit any third party to offer for sale, sell, ship, advertise, promote, distribute or use for any purpose whatsoever any Licensed Product or Promotional and Packaging Material relating to the Licensed Products which is (i) damaged, defective, seconds or otherwise fails to meet the specifications and quality standards or trademark, patent and copyright usage and notice requirements of this Agreement, or (ii) to be sold as a package with, tied to or in conjunction with any other products or services.

16.   ASSIGNABILITY AND SUBLICENSING
      ------------------------------

      (a) The License granted hereunder is and shall be personal to the Licensee and shall not be assigned by any act of the Licensee or by operation of law or otherwise encumbered. Any transfer of a controlling interest in Licensee shall be deemed an assignment prohibited by the preceding sentence. The Licensee shall not have the Licensed Products manufactured for the Licensee by a third party or grant any sublicense unless the Licensee first obtains the Licensor's prior written approval and such manufacturer shall have signed an agreement in the form attached hereto as Schedule "G". Any attempt on the part of Licensee to arrange for manufacture by a third party or to sublicense or assign to third parties its rights under this Agreement without the prior written approval of the Licensor shall constitute a material breach of this Agreement and shall result in the right of the Licensor to immediately terminate this Agreement at its option.

      (b) The Licensor shall have the right to assign its rights and obligations under this Agreement without the approval of the Licensee.

17.   TERMINATION
      -----------

           The following termination rights are in addition to the termination rights provided elsewhere in this Agreement:

      (a)  Immediate Right of Termination - The Licensor shall have the right to
           ------------------------------
immediately terminate this Agreement by giving written notice to the Licensee if the Licensee does any of the following:

             (i) Exploits in any way any Licensed Product or Promotional and Packaging Material without having the prior written approval of the Licensor as provided for by the provisions of this Agreement or continues to Exploit in any way any Licensed Product or Promotional and Packaging Material after receipt of notice from the Licensor disapproving or withdrawing approval of same;

            (ii) Becomes subject to any voluntary or involuntary order of any governmental agency involving the recall of any of the Licensed Products or Promotional and Packaging Material because of safety, health or other hazards or risks to the public;

           (iii) Breaches any of the provisions of this Agreement relating to the unauthorized assertion of rights in the Property;

            (iv) Fails to make timely payment, for two consecutive months, of Royalties or Guaranteed Minimum Royalty when due or fails to make timely submissions of Royalty statements when due;

             (v) Breaches any of the provisions of this Agreement prohibiting the Licensee from directly or indirectly arranging for manufacture by third parties, assigning, transferring, sublicensing or otherwise encumbering this Agreement or any of its rights or obligations thereunder;

            (vi) Fails to obtain the insurance required by the provisions of this Agreement; or

           (vii) Files a petition in bankruptcy or is adjudicated a bankrupt, or if a petition in bankruptcy is filed against the Licensee or if the Licensee becomes insolvent, or makes an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy laws, or if Licensee discontinues its business, or if a receiver is appointed for it or its business. In the event of such termination, neither Licensee nor its receivers, representatives, trustees, agents, administrators, successors or assigns shall have any right to sell, exploit or in any way deal with the rights granted hereunder or with any Licensed Product or Promotional and Packaging Material.

(b)  Right to Terminate on Notice - On the occurrence of one of the
     ----------------------------
following events, this Agreement may be terminated by either party upon thirty
(30) days written notice to the other party, provided that during the thirty
(30) day period, the defaulting party fails to cure the breach:

             (i) The Licensor shall have the right to terminate the portion(s) of this Agreement relating to any Licensed Products and any country or countries in the Licensed Territory if the Licensee, for any reason, after the commencement of Exploitation of such Licensed Products in such country or countries, fails to continue to Exploit such Licensed Products in commercially acceptable quantities in such country or countries for two consecutive Reporting Periods.

            (ii) The Licensor shall have the right to terminate this Agreement if the Licensee violates any of its obligations under this Agreement including, without limitation, its payment obligations.

           (iii) Either party shall have the right to terminate this Agreement in the event that the other party commits a material breach of any other provision of this Agreement and said material breach is not cured within the thirty
                     (30) day notice period.

            (iv) The Licensor shall have the right to terminate this Agreement if the Licensee or its controlling shareholders or any of its officers, directors or employees take any actions in connection with the Exploitation of the Licensed Products or the Promotional and Packaging Material which in the reasonable opinion of the Licensor, damages or reflects adversely upon the Licensor or the Property;

             (v) The Licensor shall have the right to terminate the portion(s) of this Agreement relating to any Licensed Product(s) and any country or countries in the Licensed Territory in connection with which the Licensee, for any reason, fails to commence sale, shipment and distribution of any such Licensed Product(s) in any such country or countries in accordance with the terms of this Agreement.

18.   POST-TERMINATION AND EXPIRATION RIGHTS AND OBLIGATIONS
      ------------------------------------------------------

           (a)  If this Agreement is terminated under paragraph 17(a) and/or
(b), the Licensee and its receivers, representatives, trustees, agents, administrators, successors and permitted assigns of the Licensee shall have no right to Exploit the Licensed Products or to use in any way any Promotional and Packaging Material relating to the Licensed Products.

           (b) Upon termination, or expiration of this Agreement, as the case may be, notwithstanding anything to the contrary herein, all Royalties on sales, shipments and/or distributions theretofore made shall become immediately due and payable and no Guaranteed Minimum Royalty paid to Licensor shall be refunded.

           (c) After termination or expiration of this Agreement, as the case may be, under any provision other than paragraph 17(a) or 17(b), the Licensee shall immediately cease to manufacture the Licensed Product, provided that the Licensee may dispose or liquidate the Licensed Products which are on hand at the time notice of termination is received or upon the expiration of the then in effect Term, but only in the normal course of business and within 20% of regular wholesale prices, for a period of ninety (90) days after notice of termination or such expiration, as the case may be, and further provided that the Royalties with respect to that period are paid and the appropriate statements are furnished for that period in accordance with the terms of this Agreement. During such ninety (90) day period, the Licensor may itself use or license the use of the Property in any manner and at any time anywhere in the world, as the Licensor sees fit.

           (d) After the expiration or termination of this Agreement, all rights granted to the Licensee shall forthwith revert to the Licensor who shall be free to license others to use the Property in connection with the Exploitation of the Licensed Products and the Licensee shall refrain from further use of the Property or any further reference to it, either directly or indirectly, in connection with any use of any of the Licensee's products. The Licensee shall further turn over to the Licensor all artwork, films, transparencies, separations, printing plates and molds and other materials which reproduce the Licensed Products and

Promotional and Packaging Material relating to the Licensed Products or shall give the Licensor satisfactory evidence of their destruction or storage for safekeeping with express written approval of Licensor. The Licensee shall be responsible to the Licensor for any damages caused by the unauthorized use by the Licensee or by others of such artwork, films, transparencies, separations, printing plates and molds or reproduction materials which are not turned over to the Licensor.

           (e) The Licensee acknowledges that its failure to cease the Exploitation of the Licensed Products or use in any way of the Promotional and Packaging Material relating to the Licensed Products at the termination or expiration of this Agreement will result in immediate and irreparable damage to the Licensor and to the rights of any subsequent licensee of the Licensor. The Licensee acknowledges and admits that there is not an adequate remedy at law for failure to cease such activities and the Licensee agrees that in the event of such failure, the Licensor shall be entitled to equitable relief by way of injunctive relief and such other relief as any court with jurisdiction may deem just and proper.

19.   FINAL STATEMENT UPON TERMINATION OR EXPIRATION
      ----------------------------------------------

           Within fifteen (15) days after termination or expiration of this Agreement, as the case may be, the Licensee shall deliver to the Licensor a statement indicating the number and description of the Licensed Products which it had on hand or in the process of manufacturing as of the expiration or termination date. The Licensor shall have the option of conducting a physical inventory during normal business hours at the time of expiration or termination or at a later date in order to ascertain or verify such statement. In the event that the Licensee refuses to permit the Licensor to conduct such physical inventory, the Licensee shall forfeit its rights hereunder to dispose of such inventory. In addition to such forfeiture, the Licensor shall have recourse to all other remedies available to it.

20.   CONFIDENTIALITY
      ---------------

           Each party agrees not to divulge, permit or cause its employees or agents to publicize or divulge to any third party any information or materials reasonably designated in writing as "confidential", except as may be required by law or to fulfil contractual obligations, without the prior written consent of the other party. The foregoing obligations shall not apply to information that has become generally known in the industry or independently received from a third party under no duty not to disclose such information.

21.   RECITALS CORRECT
      ----------------

           The parties hereto acknowledge and agree that the recitals contained in this Agreement are true and correct as of the date first above written.

22.   NOTICES
      -------

           All notices or other communications or deliveries required or desired to be sent to either party shall be in writing and sent by Registered or Certified Mail, postage prepaid, return receipt requested, or by facsimile or telegram charges prepaid to the following addresses:

           If to the Licensor: NHLPA
                               1 Dundas Street West
                               Suite 2406
                               Toronto, Ontario
                               M5G 1Z3
                               Attention:  Ted Saskin

           If to the Licensee: Score Group, Inc.
                               924 Avenue J East
                               Grand Prairie, TX
                               75050
                               Attention:  Jerry Meyer

Either party may change such address by notice in writing to the other party.

23.   RELATIONSHIP OF THE PARTIES
      ---------------------------

           This Agreement does not create a partnership or joint venture between the parties and the Licensee shall have no power to obligate or bind the Licensor in any manner whatsoever.

24.   APPLICABLE LAW AND DISPUTES
      ---------------------------

           (a)  Choice of Law.  This Agreement shall be governed by the law of
                --------------
Ontario, Canada. It is further agreed that all disputes, controversies or differences whatsoever arising under, in connection with or incident to the business relationship of which the Agreement is a part shall be governed exclusively by the laws of Ontario, Canada, except to the extent forbidden by the public policy of the Licensee's home province or state; Licensee hereby expressly waives any other benefit, use or right to which it might otherwise be entitled under the laws of any province, state or nation other than Ontario, Canada.

           (b)  Choice of Forum.
                ----------------

                  (i) It is hereby agreed by and between the parties to this Agreement that, subject to the exception set forth in subparagraph (ii) hereof, all disputes, controversies or differences whatsoever arising under, in connection with or incident to this Agreement or the business relationship of which the Agreement is a part shall be litigated, if at all, exclusively in and before a court located in the Province of Ontario, Canada, and in no other court of any other province, state or nation. Further, Licensee hereby attorns to the jurisdiction and judgment of the courts of the Province of Ontario, Canada, and agrees that any judgment or other ruling issued by an Ontario court shall be enforceable in any other jurisdiction in which the Licensee may be found.

                 (ii) Licensor may bring suit against Licensee in a forum other than Ontario, Canada, provided that

                        (a) such suit is solely for an injunction to enforce the terms and conditions of this Agreement and is not for damages; and (b) such suit is brought against Licensee in a Canadian province or territory, or in an American state or district, in which Licensee is doing business; and (c) Licensee is not a citizen of Ontario and would not otherwise be directly subject to an injunction issued by an Ontario court.

25.   CAPTIONS
      --------

           The captions used in connection with the paragraphs and subparagraphs of this Agreement are inserted only for purpose of reference. Such captions shall not be deemed to govern, limit, modify or in any other manner affect the scope, meaning or intent of the provisions of this Agreement or any part thereof nor shall such captions otherwise be given any legal effect.

26.   WAIVER
      ------

      (a) No waiver by either party of a breach or a default hereunder shall be deemed a waiver by such party of a subsequent breach or default of a like or similar nature.

      (b) Resort by either party hereto to any remedies referred to in this Agreement or arising by reason of a breach of this Agreement by the other party shall not be construed as a waiver by the non-breaching party of its right to resort to any and all other legal and equitable remedies available to such party. Further, failure on the part of either party to resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which such party is entitled, whether under the terms of this Agreement or otherwise.

27.   SURVIVAL OF THE RIGHTS
      ----------------------

           Notwithstanding anything to the contrary contained herein, such obligations which remain executory after expiration of the Term of this Agreement shall remain in full force and effect until discharged by performance and such rights as pertain thereto shall remain in force until their expiration.

28.   SEVERABILITY
      ------------

           In the event that any term or provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision and this Agreement shall be interpreted and construed as if such term or provision, to the extent that same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

29.   TIME OF THE ESSENCE
      -------------------

           Time is of the essence with respect to all aspects of this Agreement. Extension, waiver or variation of any provision of this Agreement shall not be deemed to affect this provision and there shall be no implied waiver of this provision.

30.   ENTIRE AGREEMENT
      ----------------

           This Agreement represents the entire understanding between the parties hereto with respect to the subject matter hereof and this Agreement supersedes all previous representations, understandings or agreements, oral or written, between the parties with respect to the subject matter hereof and cannot be modified except by a written instrument signed by the parties hereto.

           By their execution below, the parties hereto have agreed to all of the terms and conditions of this Agreement.


                               SCORE GROUP, INC.



                               per:  /s/ Jerry M. Meyer
                                    -------------------------------
                                    Jerry Meyer,
                                    Chairman



                               THE NATIONAL HOCKEY LEAGUE
                               PLAYERS' ASSOCIATION



                               per:   /s/ Ted Saskin
                                    -------------------------------
                                    Ted Saskin,
                                    Director of Licensing

                                   SCHEDULE A
                                   ----------

                           DESCRIPTION OF THE PROPERTY


           The trademarks of the Licensor as set forth in Schedule "B" and the names, likenesses, pictures, photographs, facsimiles, signatures, descriptions, playing records, nicknames, and biographical sketches of all active NHL players who have executed a Group Licensing Authorization Agreement.

                                   SCHEDULE B
                                   ----------

                               LIST OF TRADEMARKS



NHLPA

National Hockey League Players Association
[logo]

                                   SCHEDULE C
                                   ----------

                            LIST OF LICENSED PRODUCTS


1. Up to two (2) releases per season of Score Pinnacle brand hockey player trading cards bearing likenesses of NHLPA members. *

2. Up to two (2) releases per season of Score basic brand hockey player trading cards bearing likenesses of NHLPA members. *



* Only identical versions of each brand may be sold throughout North America (language translations require written approval of Licensor). Limited print run insert sets may vary by distribution channel and territory.

                                   SCHEDULE D
                                   ----------

                               LICENSED TERRITORY



                                    Worldwide

                                   SCHEDULE E
                                   ----------

                                LOGO OF LICENSOR

                                                SCHEDULE F

Royalty Report for:  National Hockey League Players' Association
                     One Dundas Street West
                     Suite 2406
                     Toronto, Ontario
                     M5G 1Z3
                     (416) 408-4040

Licensee:  ___________________________________     Date: ______________________
           ___________________________________
           ___________________________________     Period Covered:  ___________


                                                               LESS
 STOCK                    WHOLESALE      QUANTITY              PERMITTED LESS    NET     ROYALTY ROYALTY
 NUMBER ITEM DESCRIPTION  PRICE PER UNIT SHIPPED   GROSS SALES DISCOUNTS RETURNS SALES   RATE    DUE
- --------------------------------------------------------------------------------------------------------










- --------------------------------------------------------------------------------------------------------


/ /We had no sales for the period                  TOTAL ROYALTY DUE: __________
   but our product is scheduled                       LESS QUARANTEED: _________
   to start shipping_____________________          ROYALTIES PAID TO DATE: _____
                              (DATE)               AMOUNT DUE:    ______________


THIS ROYALTY REPORT
WAS CERTIFIED BY: _________________________________
                  (Signature)
                  _______________________
                   (Title)

                                   SCHEDULE G

                            MANUFACTURER'S AGREEMENT
                            ------------------------

Licensee:            Score Group Inc.

Licensed Territory:  Worldwide

Licensed Products:

           The undersigned understands that the National Hockey League Players Association ("NHLPA") has authorized the above-named Licensee to manufacture the above-named Licensed Products utilizing certain names, logos, symbols, likenesses, signatures and pictures which are the property of NHLPA ("the Rights"). In order to induce NHLPA to consent to the manufacture of the Licensed Products by the undersigned, the undersigned agrees that, without the prior written consent of NHLPA in each instance, it will not manufacture the Licensed Products for anyone but the Licensee; that it will not sell the Licensed Products to anyone but the Licensee; that it will not knowingly manufacture the Licensed Products for distribution in any territory other than the above-named Licensed Territory; that it will not (unless NHLPA otherwise consents in advance in writing) manufacture any other merchandise utilizing any aspect of the Rights; that it will permit such representatives as NHLPA may from time to time designate to inspect the activities of the undersigned with relation to its manufacture of the Licensed Products; and that whenever the Licensee ceases to require the undersigned to manufacture the Licensed Products, the undersigned will return to the Licensee any molds, plates, engravings, or other devices used to reproduce any of the Rights or at the direction of the Licensee will give satisfactory evidence of the destruction thereof. NHLPA shall be entitled to invoke any remedy permitted by law for violation of this agreement by the undersigned.

                                         [NAME OF MANUFACTURER]:


                                         By:
                                               -------------------------
                                      Title:
                                               ----------------------

                                   SCHEDULE H
                                   ----------


                                APPROVALS FORMAT




I.    (a)  Submission of Set Outline
           -------------------------

- -     subsets
- -     proposed packaging
- -     proposed advertising, sales materials and point of sale marketing plans
- -     number of cards in the set
- -     commingling requests

           (b)  NHLPA Approval
                --------------

- -     two (2) weeks after receipt of each item


II.   (a)  Submission of Player List
           -------------------------

- -     companies to set out a player usage chart identifying each proposed use of any player in, but not limited to, the following: regular cards, subsets, advertisements, point of sale materials

           (b)  NHLPA Approval
                --------------

- -     two (2) weeks after receipt of each item


III.   (a) Submission of Photos and Biographical Descriptions
           --------------------------------------------------

- -     all text copy, statistics, and biographical descriptions
- -     color photos

           (b)  NHLPA Approvals
                ---------------

- -     two (2) weeks after receipt of each item

IV.   (a)  Submission of Bluelines/Chromalins/Matchprints
           ----------------------------------------------

- -     both front and backs in final color

           (b)  NHLPA Approvals
                ---------------

- -     two (2) weeks after receipt of each item


V.    (a)  Submission of Packaging - Point of Sale/Final Artwork
           -----------------------------------------------------

           (b)  NHLPA Approvals
                ---------------

- -     ten (10) days after receipt of each item


VI.   (a)  Submission of Press Release/Advertisements including Television
           ---------------------------------------------------------------
           Advertisements
           --------------

           (b)  NHLPA Approvals
                ---------------

- -     ten (10) days after receipt of each item